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                                                                    Exhibit 10.6


                              NATIONAL VISION, INC.

                            RESTATED STOCK OPTION AND
                              INCENTIVE AWARD PLAN


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                              NATIONAL VISION, INC.
                 RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN

                                TABLE OF CONTENTS

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ARTICLE 1.       Establishment, Purpose, and Duration.........................................................       1
  1.1  Establishment of the Plan..............................................................................       1
  1.2  Purposes of the Plan...................................................................................       1
  1.3  Duration of the Plan...................................................................................       1
ARTICLE 2.       Definitions..................................................................................       1
ARTICLE 3.       Administration...............................................................................       5
  3.1  The Committee..........................................................................................       5
  3.2  Authority of the Committee.............................................................................       5
  3.3  Committee Decisions Binding............................................................................       5
ARTICLE 4.       Shares Subject to the Plan...................................................................       5
  4.1  Number of Shares.......................................................................................       5
  4.2  Lapsed Grants or Awards................................................................................       6
  4.3  Adjustments in Number of Plan Shares...................................................................       6
ARTICLE 5.       Eligibility and Participation................................................................       6
ARTICLE 6.       Stock Options................................................................................       7
  6.1  Grant of Options.......................................................................................       7
  6.2  Option Agreement.......................................................................................       7
  6.3  Option Price...........................................................................................       7
  6.4  Duration of Options....................................................................................       7
  6.5  Exercise of Options....................................................................................       8
  6.6  Payment................................................................................................       8
  6.7  Termination of Employment Due to Death, Disability or Retirement.......................................       8
  6.8  Termination of Employment for Other Reasons............................................................       9
  6.9  Nontransferability of Options..........................................................................       9
ARTICLE 7.       Stock Appreciation Rights....................................................................       9
  7.2  Award Agreement........................................................................................      10
  7.3  Exercise of SARs.......................................................................................      10
ARTICLE 8.       Stock Awards - Restricted and Unrestricted...................................................      11
  8.1  Award..................................................................................................      11
  8.2  Restricted Period; Lapse of Restrictions...............................................................      11
  8.3  Rights of Restricted Stock Holder; Limitations Thereon.................................................      11
  8.4  Delivery of Unrestricted Shares........................................................................      12
  8.5  Nonassignability of Restricted Stock...................................................................      12
ARTICLE 9.       Performance Shares...........................................................................      13
  9.1  Grant of Performance Shares............................................................................      13
  9.2  Value of Performance Shares............................................................................      13
  9.3  Earning of Performance Shares..........................................................................      13
  9.4  Form and Timing of Payment of Performance Shares.......................................................      14
  9.5  Termination of Employment Due to Death, Disability or
       Retirement or by the Company Without Cause.............................................................      14
  9.6  Termination of Employment for Other Reasons............................................................      14

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
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  9.7  Nontransferability.....................................................................................      14
ARTICLE 10.      Beneficiary Designation......................................................................      15
ARTICLE 11.      Deferrals....................................................................................      15
ARTICLE 12.      Rights of Participants.......................................................................      15
 12.1  Employment.............................................................................................      15
 12.2  Participation..........................................................................................      15
ARTICLE 13.      Change in Control............................................................................      15
 13.1  Occurrence.............................................................................................      15
 13.2  Definition.............................................................................................      16
 13.3  Pooling of Interests Accounting........................................................................      17
ARTICLE 14.      Amendment, Modification and Termination......................................................      17
 14.1  Amendment, Modification and Termination................................................................      17
 14.2  Grants or Awards Previously Granted....................................................................      18
 14.3  Compliance With Code Section 162(m)....................................................................      18
ARTICLE 15.      Withholding..................................................................................      18
 15.1  Tax Withholding........................................................................................      18
 15.2  Share Withholding......................................................................................      18
ARTICLE 16.      Successors...................................................................................      18
ARTICLE 17.      Legal Construction...........................................................................      18
 17.1  Gender and Number......................................................................................      18
 17.2  Severability...........................................................................................      19
 17.3  Requirements of Law....................................................................................      19
 17.4  Regulatory Approvals and Listing.......................................................................      19
 17.5  Securities Law Compliance..............................................................................      19
 17.6  Governing Law..........................................................................................      19
 17.7  Disputes and Expenses..................................................................................      19

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                              NATIONAL VISION, INC.
                 RESTATED STOCK OPTION AND INCENTIVE AWARD PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. National Vision, Inc., a Georgia corporation (hereinafter referred to as the "Company"), hereby establishes a stock option and incentive award plan known as the "National Vision, Inc. Restated Stock Option and Incentive Award Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Non-qualified Stock Options and Incentive Stock Options, and the award of Stock Appreciation Rights, Stock Awards (restricted or unrestricted), and Performance Shares.

         The Company's Board of Directors and shareholders established the Plan effective February 27, 1996 (the "Effective Date"). The Plan was amended by that certain First Amendment dated February 12, 1997, further amended by that certain Second Amendment dated March 8, 1999, further amended by that certain Amendment No. 3 dated October 25, 2001, and further adjusted by the Compensation Committee pursuant to Section 4.3 of the Plan and set forth in the minutes of the meeting of the Compensation Committee held on October 25, 2001. This May 2002 restatement of the Plan incorporates each of the above referenced amendments and adjustment, but does not further amend the Plan. The Plan shall remain in effect as provided in Section 1.3 below.

         1.2 PURPOSES OF THE PLAN. The purposes of the Plan are to promote greater stock ownership in the Company by those employees who are principally responsible for its future growth and continued success; to more closely link the personal interests of Participants to those of the Company's shareholders; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, initiative and special effort the continued success of the Company depends.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 14, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Award" means, individually or collectively, any award under this Plan of Stock Appreciation Rights, Stock Awards, or Performance Shares.

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         (b)      "Award Agreement" or "Option Agreement" means an agreement entered into by each Participant and the Company, setting forth as applicable, the terms and provisions applicable to Awards or Grants made to Participants.

         (c) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

         (d)      "Board" means the Board of Directors of the Company.

         (e) "Cause" means: (i) with respect to the Company or any Subsidiary which employs the Participant or for which the Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the Participant's becoming unbondable under the Company's or the Subsidiary's fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant in this Plan. "Cause" under either (i), (ii) or (iii) shall be determined by the Committee.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the committee appointed by the Board to administer the Plan with respect to Grants or Awards, as specified in Article 3.

         (h)      "Common Stock" means the common stock of the Company.

         (i) "Company" means National Vision, Inc., a Georgia corporation, or any successor thereto, as provided in Article 16.

         (j)      "Director" means any individual who is a member of the Board.

         (k) "Disability" shall have the meaning ascribed to such term in the Company's long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e) (3) of the Code.

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         (l)      "Effective Date" shall have the meaning ascribed to such term in Section 1.1.

         (m) "Employee" means any full-time, salaried employee of the Company, or of any Subsidiary.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (o)      "Fair Market Value" shall be determined as follows:

                  (i) If, on the relevant date, the Shares are traded on a national or regional securities exchange or on the NASDAQ National Market System and closing sale prices for the Shares are customarily quoted, on the basis of the quoted closing sale price or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

                  (ii) If, on the relevant date, the Shares are not listed on any securities exchange or traded on the NASDAQ National Market System, but the Shares otherwise are publicly traded and reported by NASDAQ (but closing sale prices for the Shares are not customary quoted), on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by NASDAQ; but, if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the last previous day such bid and asked prices were quoted; and

                  (iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

         (p) "Grant" means, individually or collectively, any grant under this Plan of Non-qualified Stock Options or Incentive Stock Options.

         (q) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 which is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         (r) "Insider" shall mean an Employee who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         (s) "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award or Grant, is one of the group of "covered employees,"

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as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         (t) "Non-qualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Code Section 422.

         (u) "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

         (v) "Option Price" means the price, as determined by the Committee, at which a Share may be purchased by a Participant pursuant to an Option.

         (w) "Participant" means an Employee who has an outstanding Grant or Award made under the Plan.

         (x) "Performance Share" means an Award granted to an Employee, as described in Article 9 hereof.

         (y) "Retirement" shall have the meaning ascribed to such term in the pension plan for Employees, but if there is no such plan at the relevant date, "Retirement" shall mean, with respect to an Employee, termination of employment by the Employee on or after (i) age 65 or (ii) age 55 after completion of at least 10 years of service with the Company.

         (z) "Restricted Stock" means restricted Shares awarded in accordance with the terms of Article 8 and the other provisions of the Plan.

         (aa) "SAR Award Value" means, as applied to an SAR granted independent of an Option, such amount which may be greater than 100% but not less than 100% of the Fair Market Value of a Share on the date the SAR is granted, as shall be fixed by the Committee.

         (ab)     "Shares" means shares of Common Stock.

         (ac) "Stock Award" means Shares (whether restricted or unrestricted) awarded under the provisions of Article 8 of the Plan.

         (ad) "Stock Appreciation Right" or "SAR" means an Award of the right to receive an amount based upon an increase in the Fair Market Value of the Shares, as described in Article 7 hereof.

         (ae) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest, either direct or indirect. With respect to a Participant, the term shall refer to the Subsidiary for which the Participant primarily performs services.

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         (af)     "Threatened Change in Control" means any pending tender offer for the outstanding Shares, or any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect a Change in Control (as defined in Section 13.2) of the Company.

ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any substitute Committee appointed by the Board that is granted authority to administer the Plan, said Committee or substitute Committee consisting of two (2) or more Directors. At least a majority of the members of the Committee must meet the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Code Section 162(m). Qualified members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

         3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select Employees who shall participate in the Plan (who may change from year to year); determine the size and types of Awards or Grants; determine the terms and conditions of Awards or Grants in a manner consistent with the Plan (including vesting provisions and the duration of the Awards or Grants); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14) amend the terms and conditions of any outstanding Award or Grant to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan. The Committee shall also have the authority to establish and delegate any of its responsibilities to one or more subcommittees.

         3.3 COMMITTEE DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to Section 3.2 above shall be final, conclusive and binding on the Company and the Participants, their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the gross number of Shares available for Awards or Grants shall be seven hundred twenty thousand (720,000) Shares. These Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares purchased by the Company on the open market.

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         The following rules shall apply for purposes of the determination of the number of Shares available for Grant or Award:

         (a) The number of Shares underlying any outstanding Stock Option, SAR, or Stock Award shall be counted against the gross number of Shares authorized to be issued under the Plan regardless of its vested status.

         (b) The Committee shall determine the appropriate number of Shares to deduct against the gross number of Shares available hereunder in connection with the award of Performance Shares.

         4.2 LAPSED GRANTS OR AWARDS. If any Award or Grant is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award or Grant shall again be available for issuance under the Plan.

         4.3 ADJUSTMENTS IN NUMBER OF PLAN SHARES. In the event of any change in corporate capitalization (such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization [whether or not such reorganization comes within the definition of such term in Code Section 368] or any partial or complete liquidation of the Company) and to prevent dilution or enlargement of rights under this Plan, an adjustment, as the Committee shall in its sole discretion determine to be appropriate and equitable, shall be made in the number and class of Shares which may be delivered under the Plan and in the number and class of and/or price of Shares subject to outstanding Awards or Grants; provided, however, that the number of Plan Shares subject to any Award or Grant shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards or Grants of whole Shares.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         Any key Employee of the Company, or of any Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company and its Subsidiaries shall be eligible to receive an Award or Grant. In determining the Employees to whom such an Award or Grant will be made, the Committee shall take into account the duties and responsibilities of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

         No person who is a member of the Committee shall be eligible to receive an Award or Grant while so serving. Any person who is a Director, but who is not an Employee, shall not be eligible to receive an Award or Grant.

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ARTICLE 6. STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees from time to time, as determined by the Committee. The Committee shall have sole discretion in determining the number of Shares underlying each Option granted to a Participant; provided, however, that in the case of any ISO granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares as to which ISOs are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000.

         The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Grants among Participants. In no event, however, shall any Employee who owns (within the meaning of Section 424(d) of the Code), at the time he would otherwise be granted an Option, stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an Incentive Stock Option hereunder.

         The maximum number of Shares subject to Options which can be granted under the Plan during any calendar year to any Employee shall be one hundred sixty-five thousand six hundred (165,600) Shares; provided, however, that the maximum number of Option Shares available for grant to any Employee during any calendar shall be correspondingly reduced by the number of Shares underlying any SAR awarded under Article 7 hereof to the Employee during the same period.

         6.2 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, which is not intended to fall under the provisions of Code Section 422.

         6.3      OPTION PRICE. The Option Price for each ISO granted under this
Article 6 shall be not less than the Fair Market Value of a Share on the date the ISO is granted. The Option Price of each Share underlying a NQSO shall be established by the Committee, but in no event shall such price be less than eighty-five percent (85%) of the Fair Market Value (or such higher percentage of Fair Market Value as may be established by Internal Revenue Service rules or regulations as the limit for granting discounted stock options without causing immediate tax consequences to the Participant) of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Options shall be exercisable later than the tenth (10th) anniversary of its grant.

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         6.5      EXERCISE OF OPTIONS. Options shall be subject to such vesting schedules and exercise periods, and other restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each Grant or for each Participant. Except as the Committee may otherwise provide, Options granted under this Plan shall not generally be exercisable prior to six
(6) months following the date of grant.

         6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash, or (b) by tendering previously acquired Shares (or by attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for the period required by the Committee, in its sole discretion), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercises, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise provided by the Committee in the Option Agreement, the following rules shall apply in the event of the Participant's termination of employment due to death, Disability or Retirement:

         (a) Termination by Death. In the event the Participant dies while actively employed, all outstanding unvested Options granted to that Participant shall immediately vest, and thereafter all vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by (i) such person(s) as shall have been named as the Participant's beneficiary, (ii) such person(s) that have acquired the Participant's rights under such Options by will or by the laws of descent and distribution, or (iii) the Participant's estate or representative of the Participant's estate.

         (b) Termination by Disability. In the event the employment of the Participant is terminated by reason of Disability, all outstanding unvested Options granted to the Participant shall immediately vest as of the date the Committee determines the definition of Disability to have been satisfied, and thereafter all vested Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

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         (c)      Termination by Retirement. In the event the employment of the
Participant is terminated by reason of Retirement, the Participant shall be entitled to prorata vesting of all outstanding unvested Options. The prorata vesting shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the unvested Options relative to the vesting period for each Grant of outstanding unvested Options. Upon retirement, vested Options shall remain exercisable at any time prior to their expiration date, or for six (6) months after the effective date of Retirement, whichever period is shorter.

         6.8 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.7, and subject to the provisions of Article 13 herein, all Options held by the Participant which are not vested as of the effective date of his employment termination shall be immediately forfeited to the Company. However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate; provided, however, that the foregoing discretion shall not be applicable with regard to Grants to Named Executive Officers except to the extent permitted under Code Section 162(m).

         If a Participant's employment is terminated by the Company or Subsidiary for Cause, or if such Participant voluntarily terminates his employment (other than a voluntary termination following a Change in Control), the Participant's right to exercise any then vested outstanding Options shall terminate immediately upon termination of employment. If the Participant's employment is terminated by the Company or Subsidiary without Cause, or if the Participant voluntarily terminates his employment after a Change in Control, any Options vested as of his date of termination shall remain exercisable at any time prior to their expiration date or for six (6) months after his date of termination of employment, whichever period is shorter.

         6.9 NONTRANSFERABILITY OF OPTIONS. Unless the Committee provides otherwise in the Option Agreement, no Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and any attempt to sell, transfer, pledge, assign or otherwise alienate or hypothecate an Option shall be null and void and of no force or effect, and all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

         7.1 Grant of SAR. Stock Appreciation Rights may be awarded in conjunction with, or in addition to, any Options granted under the Plan, or may be awarded under the Plan independent of any Option. Nothing shall preclude the award on the same day an Option is granted (with or without related SARs) of SARs independent of an Option. SARs granted in conjunction with, or in addition to, an Option may be granted either at the time of the Grant of the Option or any time thereafter during the term of the Option.

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SARs awarded in conjunction with an Option shall entitle the holder of the related Option, upon exercise, in whole or in part, of the SARS, to surrender the Option, or any portion thereof, to the extent unexercised, and to receive a number of Shares determined pursuant to Section 7.3 below. Such Option shall, to the extent so surrendered, cease to be exercisable.

         The maximum number of Shares underlying SARs which can be awarded under the Plan during any calendar year to any Employee shall be one hundred sixty-five thousand six hundred (165,600) Shares; provided, however, that the maximum number of Shares available for award to any Employee during any calendar year shall be correspondingly reduced by the number of Shares subject to Options granted to the Participant during the same period.

         7.2 AWARD AGREEMENT. SARs shall be subject to such terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee and to the following:

         (a) SARs granted in conjunction with an Option shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

         (b) SARs not granted in conjunction with an Option shall be exercisable at such time or times as may be determined by the Committee at the time of grant, but shall be subject to the same restrictions and other rules as to duration, transferability, and exercisability that are set out for Options in
Article 6 above.

         7.3 EXERCISE OF SARS. (a) Upon exercise of SARS, the holder thereof shall be entitled to receive a number of Shares which have an aggregate Fair Market Value on the date of exercise equal to the amount by which the Fair Market Value per share of one Share on the date of such exercise shall exceed
(i) in the case of SARs granted in conjunction with an Option or in addition to an Option, the Option Price per Share of the related Option, or (ii) in the case of SARs unrelated to an Option, its SAR Award Value, in each case multiplied by the number of Shares in respect of which the SARs shall have been exercised.

         (b) All or any part of the obligation arising out of an exercise of SARS, whether or not such SARs are granted in conjunction with an Option, may in the sole discretion of the Committee (and consistent with the requirements of Rule 16b-3 of the Exchange Act) be settled by the payment of cash equal to the aggregate Fair Market Value of the Shares that would otherwise have been delivered under subsection (a) above.

         (c) To the extent that SARs granted in conjunction with an Option shall be exercisable and regardless of whether the obligation upon such exercise shall be discharged by the delivery of Shares or the payment of cash, the Option in connection with which such SAR shall have been granted shall be deemed to have been exercised for the purpose of the maximum share limitation set forth in the Plan.

         (d) To the extent that SARs granted in addition to, or independent of, an Option shall be exercised and regardless of whether the obligation upon such exercise shall be discharged by the delivery of Shares or the payment of cash, the number of Shares in respect of which the SARs shall have been exercised shall be charged against the maximum share limitation set forth in the Plan.

ARTICLE 8. STOCK AWARDS - RESTRICTED AND UNRESTRICTED

         8.1 AWARD. The Committee may from time to time in its discretion make Stock Awards to Participants and may determine the number of Shares to be awarded. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Participant for such Stock Award. An Award of Restricted Stock may require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each Award of Restricted Stock will be evidenced by an Award Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

         The maximum number of Shares that may be awarded under a Stock Award (whether restricted or unrestricted) to any Employee during any calendar year shall be one hundred sixty-five thousand six hundred (165,600) Shares.

         8.2 RESTRICTED PERIOD; LAPSE OF RESTRICTIONS. At the time an Award of Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such Award which, unless the Committee otherwise provides, shall not be less than six (6) months. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time an Award is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include without limitation:

         (a) The death, Disability or Retirement of the Employee to whom Restricted Stock is awarded, or

         (b) The occurrence of a Change in Control or Threatened Change in Control. The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the Award is made.

         8.3 RIGHTS OF RESTRICTED STOCK HOLDER; LIMITATIONS THEREON. Upon an Award of Restricted Stock, a stock certificate (or certificates) representing the number of

Shares of Restricted Stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Company or a bank selected by the Committee for the Participant's account. Following such registration, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends and to vote such Restricted Stock, provided that, the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and provided further that the following restrictions shall apply:

         (a) The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

         (b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

         (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an Employee, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant.

         With respect to any Shares received as a result of adjustments under
Section 4.3 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this
Article 8.

         8.4 DELIVERY OF UNRESTRICTED SHARES. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the holder thereof. Prior to or concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 15 below.

         8.5 NONASSIGNABILITY OF RESTRICTED STOCK. Unless the Committee provides otherwise in the Award Agreement, no Award of, nor any right or interest of a Participant in or to any Restricted Stock, or in any instrument evidencing any Award of Restricted Stock, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9. PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Shares may be granted to Participants from time to time for no payment. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that (subject to the terms of Article 14 hereof) no Employee may earn more that one hundred sixty-five thousand six hundred (165,600) Performance Shares with respect to any performance period.

         9.2 VALUE OF PERFORMANCE SHARES. Each Performance Share shall have a value equal to or greater than the Fair Market Value of a Share on the date the Performance Share is earned. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be earned by the Participants. The time period during which the performance goals must be met shall be called a "performance period." Performance periods shall, in all cases, equal or exceed one (1) year in length. The performance goals shall be established at the beginning of the performance period (or within such time period as is permitted by Code Section 162(m) and the regulations thereunder).

         The Committee will select one or more of the following performance measures for purposes of Awards to Named Executive Officers: total shareholder return, average return on assets, average return on equity, average growth in assets, increase in operating earnings per share, increase in book value per Share, and ratio of operating revenue to operating overhead. The Committee, in its sole discretion, may assign the relative weights to be given to each performance measure selected by it. For Participants other than Named Executive Officers, the Committee may, in its sole discretion, select such performance measures (from among those described above or other) as it may deem appropriate, and may assign the relative weights to be given to each performance measure selected by it. The Committee may, in its sole discretion, reserve the right to exclude the effect of extraordinary and non-recurring items from calculations involving any performance measure.

         In the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

         9.3 EARNING OF PERFORMANCE SHARES. After the applicable performance period has ended, the Committee shall certify the extent to which the established performance goals have been achieved. The Committee may increase or decrease the amount of any Performance Share payment otherwise payable to a Participant under this Article 9 if, in the Committee's view, the Company's financial performance during the relevant performance period justifies such adjustment, whether or not any one or more of the established performance goals has been achieved; provided, however, that the Committee shall have no discretion to increase the amount of any Performance Share otherwise payable to a Named Executive Officer under this Article 9.

         9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Except as otherwise provided in Article 13 hereof, payment of earned Performance Shares shall be made in a single lump sum as soon as practicable after the end of the performance period to which the Award relates. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have, as of the last day of the performance period, an aggregate value equal to the Fair Market Value of the earned Performance Shares.

         9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT OR BY THE COMPANY WITHOUT CAUSE. Unless the Award Agreement provides otherwise, in the event the employment of a Participant is terminated by reason of death, Disability or Retirement or by the Company without Cause during a performance period, the Participant shall be entitled to a prorated payout with respect to the unearned Performance Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the unearned Performance Shares during the performance period relative to the performance period, and shall be the greater of the target award prorated for the applicable time period, or the payout earned on the basis of actual performance, measured by the achievement of the established performance goals prorated to the time of his termination due to death, Disability or Retirement or by the Company without Cause.

         Payment of earned Performance Shares to Participants whose termination is due to Retirement or by the Company without Cause shall be made at the same time payments are made to Participants who did not terminate employment during the applicable performance period. Payment of earned Performance Shares to Participants whose termination is due to death or Disability shall be made as soon as practicable after the Participant's termination.

         9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Except as provided in Article 13 and in the Award Agreement, in the event that a Participant's employment terminates during a performance period for any reason other than those reasons set forth in Section 9.5 hereof, all unearned Performance Shares shall be forfeited by the Participant to the Company.

         9.7 NONTRANSFERABILITY. Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's Performance Share rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. BENEFICIARY DESIGNATION

         Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing, with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. DEFERRALS

         The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the vesting of Restricted Stock or the earning of Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF PARTICIPANTS

         12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary. For purpose of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award or Grant, or, having been so selected, to be selected to receive a future Award or Grant.

ARTICLE 13. CHANGE IN CONTROL

         13.1 OCCURRENCE. Upon the occurrence of a Change in Control, or upon the termination of a Participant by the Company or a Subsidiary other than for Cause as a result of a Threatened Change in Control, and except as provided in the Award

Agreement, Option Agreement or Section 13.3, or as prohibited by the terms of
Article 17 hereof:

         (a) All outstanding, unvested Options and SARs granted or awarded to Participants hereunder (or, in the case of the termination of a Participant by the Company or a Subsidiary other than for Cause as a result of a Threatened Change in Control, to the terminated Participant) shall become fully vested and immediately exercisable;

         (b) To the extent provided by the Committee in the Award Agreement, the earning of unearned Performance Shares will be based upon the target award levels or the actual performance compared with goals prorated to the date of the Change in Control or to the date of the Participant's termination by the Company or Subsidiary other than for Cause as a result of a Threatened Change in Control, whichever provides the greater amount. Unearned Performance Shares outstanding at the time of a Change in Control or at the time of a Participant's termination by the Company or Subsidiary other than for Cause as a result of a Threatened Change in Control will be fully vested (subject to the employment requirements in the next sentence) and will be payable in Common Stock or cash, or a combination thereof as determined by the Committee. The Participant will be entitled to payment of vested Performance Shares for a performance period only if (i) he remains employed by the Company or Subsidiary (or their respective successors) until the date that would have been the last day of the performance period, at which time the payment of the Performance Shares shall be made, or (ii) prior to the end of the performance period, (x) his employment is terminated by the Company or Subsidiary without Cause, (y) he terminates employment for a reason other than Cause or (z) he retires (whether early, nominal or late) under the Retirement Plan, dies or becomes Disabled. In any of these cases, payment of vested Performance Shares shall be made as soon as possible after the Participant ceases active employment.

         (c) Unless otherwise provided in the Award Agreement, all restrictions on an Award of Restricted Stock shall lapse and such Restricted Stock shall be delivered to the Participant in accordance with Section 8.4; and

         (d) Subject to Article 14 hereof, the Committee shall have the authority to make any modifications to the Awards or Grants as determined by the Committee to be appropriate before the effective date of the Change in Control or the date of the Participant's termination by the Company or Subsidiary other than for Cause as a result of a Threatened Change in Control.

         13.2 DEFINITION. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if:

         (a) the Company consolidates or merges with or into another corporation, or is otherwise reorganized, if the Company is not the surviving corporation in such transaction or if after such transaction any other corporation, association or other person, entity or group or the shareholders thereof own, direct and/or indirectly, more than 50% of the then outstanding shares of Common Stock or more than 50% of the assets of the Company; or

         (b) more than 35% of the then outstanding shares of Common Stock are, in a single transaction or in a series of related transactions, sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group, whether or not any such shareholder or any shareholders included in such group were shareholders of the Company prior to the Change in Control; or

         (c) all or substantially all of the assets of the Company are sold or otherwise transferred to or otherwise acquired by any other corporation, association or other person, entity or group; or

         (d) the occurrence of any other event or circumstance which is not covered by (a) through (c) above which the Committee determines affects control of the Company and constitutes a Change in Control for purpose of the Plan.

         13.3 POOLING OF INTERESTS ACCOUNTING. No Award or Grant shall have a scheduled vesting date which is earlier than the date two years following the Effective Date. During the two-year period commencing on the Effective Date, the acceleration of vesting provided for in Section 13.1 shall not apply in a transaction involving a Change in Control if both of the following circumstances exist:

         (a) The provisions contained in Section 13.1 create conditions which would preclude the use of pooling of interests accounting, and

         (b) The completion of the transaction is subject to the use of pooling of interests accounting.

ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION

         14.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares represented and entitled to vote at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5;
(b) increase the total number of Shares (except as provided in Section 4.3) which may be granted or awarded under the Plan, as provided in Section 4.1; (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even though such shareholder approval is not expressly required by the Plan or by law. No amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders.

         14.2 GRANTS OR AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award or Grant previously made under the Plan, without the written consent of the Participant holding such Award or Grant. The Committee shall, with the written consent of the Participant holding such Award or Grant, have the authority to cancel Awards or Grants outstanding and grant replacement Awards or Grants therefor.

         14.3 COMPLIANCE WITH CODE SECTION 162(m). It is the intent of the Board that all Awards or Grants shall comply with the requirements of Code
Section 162(m). In the event changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Grant, the Committee may, subject to this Article 14, make any adjustments it deems appropriate in such Award or Grant.

ARTICLE 15. WITHHOLDING

         15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award or Grant.

         15.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards or Grants which are to be paid in the form of Shares, Participants may request, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such requests shall be irrevocable, made in writing, and signed by the Participant, and requests by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 16. SUCCESSORS

         All obligations of the Company under the Plan, with respect to Awards or Grants, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17. LEGAL CONSTRUCTION

         17.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         17.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         17.3 REQUIREMENTS OF LAW. The making of Awards or Grants and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.4 REGULATORY APPROVALS AND LISTING. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Shares may be listed, and (iii) the completion of any registration or other qualification of the Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         Notwithstanding any other provision set forth in the Plan, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not, if required by the then-current Section 16 of the Exchange Act, be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

         The Committee may impose such restrictions on any Shares acquired pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

         17.5 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         17.6 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

         17.7 DISPUTES AND EXPENSES. After a Change in Control or a Participant's termination by the Company or Subsidiary other than for Cause as a result of a Threatened Change in Control, if a Participant affected by such Change in Control or termination incurs legal fees or other expenses in seeking to obtain or enforce any rights to benefits under this Plan and is successful, in whole or in part, in obtaining or enforcing any such rights through settlement, litigation, arbitration or otherwise, the Company shall promptly pay the affected Participant's reasonable legal fees and expenses incurred in enforcing his rights under the Plan.

AS APPROVED BY THE BOARD OF DIRECTORS OF NATIONAL VISION, INC. ON MAY 23, 2002.

                                           NATIONAL VISION, INC.

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

ATTEST:

By:___________________________
Name:_________________________
Title:________________________

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